Exhibit 16.1

October 14, 2026

United States Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, N.E.

Washington, D.C. 20549

Dear Sirs/Madams,

Re: Boumarang Inc. (Commission File No. 333-292164)

We have read the statements under Item 4.01 in the Form 8-K dated October 12, 2026, of Boumarang Inc. to be filed with the Securities and Exchange Commission, and we agree with such statements therein as related to our firm.

Yours faithfully,

For: LAO PROFESSIONALS

(PCAOB ID 7057)

Lateef Awojobi FCA

Managing Partner/CEO